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                                                                    Exhibit 21.1



               Subsidiaries of ManTech International Corporation
               -------------------------------------------------

Catalyst Australia Pty. Ltd., a corporation organized under the laws of Australia

Catalyst Business Systems Ltd., a corporation organized under the laws of New
 Zealand

Catalyst Business Systems Pty. Ltd., a corporation organized under the laws of Australia

Catalyst Software Pty. Ltd., a corporation organized under the laws of Australia

Field Support Services Muhendislik Ltd. Sti., a corporation organized under the laws of Turkey

ManTech Advanced Development Group, Inc., a California corporation

ManTech Advanced Recognition Limited, a corporation organized under the laws of the United Kingdom

ManTech Advanced Systems International, Inc., a Virginia corporation

ManTech Australia International, Inc., a Virginia corporation

ManTech Automation Systems (Beijing) Co., Ltd., a corporation organized under the laws of China

ManTech China Systems Corporation, a Virginia corporation

ManTech Database Services Europe Limited, a corporation organized under the laws of the United Kingdom

ManTech Enterprise Solutions, Inc., a Virginia corporation

ManTech Environmental Corporation, a Virginia corporation

ManTech Environmental Research Services Corporation, a Virginia corporation

ManTech Environmental Technology, Inc., a Virginia corporation

ManTech Europe Limited, a corporation organized under the laws of the United
 Kingdom

ManTech Germany Systems Corporation, a Virginia corporation

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ManTech Praxa International Corporation, a Virginia corporation

ManTech Security Technologies Corporation, a Virginia corporation

ManTech Solutions Corporation, a Virginia corporation

ManTech Solutions & Technologies Corporation, a Virginia corporation

ManTech Support Technologies, Inc., a Virginia corporation

ManTech Systems Corporation, a New Jersey corporation

ManTech Systems Engineering Corporation, a Virginia corporation

ManTech Systems Solutions Corporation, a Virginia corporation

ManTech Telecommunications and Information Systems Corporation, a Delaware corporation

ManTech Test Systems, Inc., a Virginia corporation

ManTech U.K. Systems Corporation, a Virginia corporation

MASI U.K. Limited, a corporation organized under the laws of the United Kingdom

NSI Environmental Solutions, Inc., a Virginia corporation

NSI Technology Services Corporation, a California corporation

Praxa Limited, a corporation organized under the laws of Australia

Praxa Limited, a corporation organized under the laws of New Zealand

Praxa Software Pty. Ltd., a corporation organized under the laws of Australia

Praxa Telecommunications Pty. Ltd., a corporation organized under the laws of Australia

Redesmundial, S.A., a corporation organized under the laws of the Republic of Panama

Science, Engineering & Analysis, Incorporated, a Virginia corporation

Technology Management Corporation, a Virginia corporation

VOBIX Corporation, a Virginia corporation